EXHIBIT 99.1

Norwegian Cruise Line Holdings Ltd. Submits Plan to CDC and Will Be Ready to Join America’s National Opening

Company to Require 100% Vaccination of Guests and Crew During Initial Relaunch Consistent with CDC Guidance on International Travel

Letter to CDC Outlines Company’s Plan to Restart Cruising from U.S. Ports Starting July 4th with Multi-Layered SailSAFETM Health and Safety Program

Company Believes Vaccines Combined with Phased-in Launch and Proven Health and Safety Measures Provide Uniquely Safe and Healthy Environment

MIAMI, April 05, 2021 (GLOBE NEWSWIRE) -- Norwegian Cruise Line Holdings Ltd. (“Norwegian” or “the Company”) (NYSE: NCLH), a leading global cruise company which operates the Norwegian Cruise Line, Oceania Cruises and Regent Seven Seas Cruises brands, sent a letter to the U.S. Centers for Disease Control and Prevention (“CDC”) today outlining its plan to resume cruise operations from U.S. ports in July that includes its multi-layered SailSAFE Health and Safety Program developed in conjunction with globally recognized experts, including the Healthy Sail Panel (“HSP”). The Company’s plan is consistent with the CDC’s updated guidance that international travel is safe for fully vaccinated individuals and that COVID-19 vaccination efforts will be critical in the safe resumption of cruise ship travel.

By requiring full and complete vaccinations of guests and crew, the Company believes it shares in the spirit and exceeds the intent of the CDC’s Conditional Sailing Order (“CSO”) to advance mutual public health goals and protect guests, crew and the communities it visits. Norwegian trusts and is optimistic the CDC will agree that mandatory vaccination requirements eliminate the need for the CSO and therefore requests for the lifting of the order for Norwegian’s vessels, allowing them to cruise from U.S. ports starting July 4. The Company looks forward to its continued partnership with the CDC in recommencing operations with 100% vaccinated guests and crew aboard and reduced capacity initially as part of a phased-in launch.

“We congratulate the CDC on the steps it has taken to further open travel for vaccinated Americans. Norwegian Cruise Line Holdings shares the CDC’s view that vaccinations are the primary vehicle for Americans to get back to their everyday lives,” said Frank Del Rio, president and chief executive officer of Norwegian Cruise Line Holdings Ltd. ”We believe that through a combination of 100% mandatory vaccinations for guests and crew and science-backed public health measures as developed by the Healthy Sail Panel, led by former Secretary of the Department of Health and Human Services Michael Leavitt and former Commissioner of the Food and Drug Administration Dr. Scott Gottlieb, we can create a safe, ‘bubble-like’ environment for guests and crew. We look forward to joining the rest of the travel, tourism and hospitality sectors in participating in this next phase of our recovery.”

While the risk of COVID-19 cannot be eliminated in its entirety, over the past eight months the cruise industry has successfully carried nearly 400,000 passengers in more than 10 major cruise markets outside the United States with only a few isolated COVID-19 cases that were effectively identified, contained, and mitigated without impacting the health or interrupting the vacations of others. This was all done prior to the availability of widespread vaccinations.

Del Rio continued, “Our robust and comprehensive SailSAFE health and safety program extends well beyond the protocols of the travel, leisure and hospitality sectors, all of which have already reopened including hotels and resorts, casinos, restaurants, sporting venues, theme parks and airlines. With vaccine mandates and strict health and safety protocols in place, we believe we can provide a uniquely safe and healthy vacation experience. With our vessels back in operation, we will not only reinstate thousands of American jobs and meet the significant consumer demand for cruising, but also re-contribute billions of dollars to the U.S. economy as the industry resumes cruise operations.”

The Company is committed to protecting the health and safety of its guests, crew and communities visited. The SailSAFE health and safety program, with new and enhanced protocols, creates multiple layers of protection against COVID-19, and will be informed by expert guidance, domestic and international governments and public health agencies. These measures, including vaccination requirements, will be continuously refined as science, technology and the knowledge of COVID-19 evolves. Details on the Company’s SailSAFE program can be found here: SailSAFE Health and Safety Program

The Company’s full letter to the CDC is below:

April 5, 2021

Dr. Rochelle P. Walensky
Director, United States Centers for Disease Control and Prevention
1600 Clifton Road
Atlanta, GA 30329-4027

Re:  Our plan to join America’s national opening this summer

Dear Dr. Walensky:

In the ongoing spirit of cooperation between Norwegian Cruise Line Holdings Ltd. (“NCLH”) and the U.S. Centers for Disease Control and Prevention (“CDC”), and out of deference and respect for the career CDC scientists working tirelessly on behalf of all Americans, I write to advise you that NCLH has developed a comprehensive and robust science-backed plan that should become the model for how the travel and hospitality industry operates in a COVID-19 environment and which will be mutually beneficial for the public health mission that you and your agency are dedicated to serving and to NCLH’s various constituencies.

As you know, NCLH is the parent company of three cruise brands, Norwegian Cruise Line, Oceania Cruises and Regent Seven Seas Cruises. On March 13, 2020, prior to the CDC issuing its first No Sail Order, NCLH suspended all cruise operations across our three brands worldwide in an effort to do our part as a responsible corporate citizen to prevent the spread of COVID-19. Nearly 13 months later, we believe, that in light of the current health trends, buttressed by the more than 650 million vaccines administered worldwide to date, it is time for NCLH to join the rest of the travel, tourism and hospitality sectors in participating in this next phase of our recovery.

We congratulate you and the CDC on the important steps taken to further facilitate safe travel for vaccinated Americans, as announced on April 2, 2021. NCLH shares your view that vaccinations are the primary vehicle for Americans to get back to their everyday lives while containing the spread of the virus. We have worked tirelessly to ensure that our resumption of operations is guided by science and prioritizes the health and safety of our passengers, crew and the communities we visit. Most importantly, because our return to service plan mandates that the entire population onboard our vessels be vaccinated, our plan reduces the risk of outbreaks and severe COVID-19 cases. Accordingly, we will not require federal, state or local governments to incur time and/or resources in providing medical assistance to our brands’ guests as we have invested tens of millions of dollars in enhanced onboard health and safety protocols, including, but not limited to, enhanced hospital grade air filtration systems, cutting-edge contact tracing technology and significantly upgraded ICU and quarantine medical facilities. Our vessels are well equipped to handle the one-off case of infection that could occur, and our procedures are well detailed and resourced to treat, address and otherwise handle any isolated case onboard. With these as our guiding principles, we are pleased to outline our plan to safely resume cruising:

  NCLH will require that all guests embarking from a U.S. port and/or disembarking to a U.S. port provide proof of having been fully vaccinated with an FDA-, EMA-, or WHO-approved COVID-19 vaccine no less than two weeks prior to their departure date;
  All crew on NCLH vessels will be fully vaccinated with an FDA-, EMA- or WHO-approved COVID-19 vaccine at least two weeks prior to commencement of their duties onboard their assigned vessel;
  NCLH will also incorporate and operationalize the protocols developed by the Healthy Sail Panel (“HSP”), led by former Secretary of the Department of Health and Human Services Michael Leavitt and former Commissioner of the Food and Drug Administration Dr. Scott Gottlieb. These protocols, include universal testing of guests and crew, combined with required vaccines for all guests and crew, thereby creating a safe, “bubble-like” environment; and
  On or about July 4, 2021, NCLH vessels will begin cruise operations at an initial reduced capacity of 60%, gradually ramping up our fleet departing from U.S. ports and increasing capacity by 20% every 30 days.
  These stringent requirements will remain in place until public health conditions allow for the implementation of more lenient protocols.

We have published the complete SailSAFE health and safety program on our website and attach a copy to this letter.

By requiring full and complete vaccinations of guests and crew, we believe our extensive health and safety standards share in the spirit and exceed the intent of the CDC’s existing Conditional Sailing Order (“CSO”) to advance public health goals and to protect guests, crew and the communities we visit. Therefore, we respectfully request the CDC lift the CSO for all NCLH cruise vessels departing from U.S. ports effective July 4, 2021.

We trust that you will agree that our protocols extend well beyond the protocols of other travel, leisure and hospitality sectors, all of which have already reopened, including hotels and resorts, casinos, restaurants, sporting venues, theme parks and airlines. We believe that a cruise ship with a fully vaccinated population when combined with the virus protection defenses provided by the HSP protocols is one of the safest vacation options available.

With vaccine mandates and strict health and safety protocols in place, we are confident of our ability to provide a uniquely safe and healthy vacation environment. These mitigation protocols will minimize, to the greatest extent possible, further infection and spread of COVID-19. With our vessels back in operation, we will not only reinstate tens of thousands of American jobs and meet the significant American consumer’s demand for cruising, but also re-contribute hundreds of billions of dollars to the U.S. economy as the industry resumes cruise operations.

We look forward to continued partnership with the CDC in recommencing operations with 100% vaccinated guests and crew aboard. Independent of the pandemic, our primary responsibility remains the safety and welfare of our guests and crew. Recognizing our shared responsibility to health and safety standards — those which exceed the mandated regulations set for other dining, entertainment, travel and tourism enterprises — we embrace these guidelines and view them as opportunities to strengthen public health measures and restore public confidence in our industry and the broader travel sector as a whole.

Thank you for your time and consideration.

Sincerely,

Frank Del Rio
President and CEO
Norwegian Cruise Line Holdings

CC:
Hon. Xavier Becerra, Secretary of Health and Human Services
Mr. Ronald A. Klain, White House Chief of Staff
Mr. Jeffrey D. Zients, COVID Response Coordinator
Dr. Nathaniel Smith, Deputy Director for Public Health Services and Implementation Services, U.S. Centers for Disease Control and Prevention
Mr. Andrew M. Slavitt, Senior Advisor to the COVID Response Coordinator
Governor Ron DeSantis, State of Florida
Senator Marco Rubio, State of Florida
Senator Rick Scott, State of Florida
Senator Dan Sullivan, State of Alaska
Mayor Daniella Levine Cava, Miami-Dade County
Representative Carlos Gimenez, Florida’s 26th Congressional District
Representative Gus Bilirakis, Florida’s 12th Congressional District
Representative Maria Salazar, Florida’s 27th Congressional District
Representative Ted Deutch, Florida’s 22nd Congressional District
Representative Federica Wilson, Florida’s 24th Congressional District
Representative Debbie Wasserman-Schultz, Florida’s 23rd Congressional District
Representative Mario Díaz-Balart, Florida’s 25th Congressional District

About Norwegian Cruise Line Holdings Ltd.

Norwegian Cruise Line Holdings Ltd. (NYSE: NCLH) is a leading global cruise company which operates the Norwegian Cruise Line, Oceania Cruises and Regent Seven Seas Cruises brands. With a combined fleet of 28 ships with nearly 60,000 berths, these brands offer itineraries to more than 490 destinations worldwide. The Company has nine additional ships scheduled for delivery through 2027, comprising of approximately 24,000 berths.

About SailSAFE

Norwegian Cruise Line Holdings Ltd. established its SailSAFE health and safety program in response to the unique challenges of the COVID-19 global pandemic to protect guests, crew and communities visited. SailSAFE is a robust and comprehensive health and safety strategy with new and enhanced protocols to create multiple layers of protection against COVID-19. This science-backed plan for a safe and healthy return to cruising was developed in conjunction with a diverse group of globally recognized experts and will be continuously improved and refined using the best available science and technology.

Cautionary Statement Concerning Forward-Looking Statements

Some of the statements, estimates or projections contained in this release are “forward-looking statements” within the meaning of the U.S. federal securities laws intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this release, including, without limitation, those regarding our business strategy, financial position, results of operations, plans, prospects, actions taken or strategies being considered with respect to our liquidity position, valuation and appraisals of our assets and objectives of management for future operations (including those regarding expected fleet additions, our voluntary suspension, our ability to weather the impacts of the COVID-19 pandemic and the length of time we can withstand a suspension of voyages, our expectations regarding the resumption of cruise voyages and the timing for such resumption of cruise voyages, the implementation of and effectiveness of our health and safety protocols, operational position, demand for voyages, financing opportunities and extensions, and future cost mitigation and cash conservation efforts and efforts to reduce operating expenses and capital expenditures) are forward-looking statements. Many, but not all, of these statements can be found by looking for words like “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “will,” “may,” “forecast,” “estimate,” “intend,” “future” and similar words. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to the impact of: the spread of epidemics, pandemics and viral outbreaks and specifically, the COVID-19 pandemic, including its effect on the ability or desire of people to travel (including on cruises), which are expected to continue to adversely impact our results, operations, outlook, plans, goals, growth, reputation, cash flows, liquidity, demand for voyages and share price; our ability to comply with the CDC’s Framework for Conditional Sailing Order and any additional or future regulatory restrictions on our operations and to otherwise develop enhanced health and safety protocols to adapt to the pandemic’s unique challenges once operations resume and to otherwise safely resume our operations when conditions allow; coordination and cooperation with the CDC, the federal government and global public health authorities to take precautions to protect the health, safety and security of guests, crew and the communities visited and the implementation of any such precautions; our ability to work with lenders and others or otherwise pursue options to defer, renegotiate or refinance our existing debt profile, near-term debt amortization, newbuild related payments and other obligations and to work with credit card processors to satisfy current or potential future demands for collateral on cash advanced from customers relating to future cruises; our future need for additional financing, which may not be available on favorable terms, or at all, and may be dilutive to existing shareholders; our indebtedness and restrictions in the agreements governing our indebtedness that require us to maintain minimum levels of liquidity and otherwise limit our flexibility in operating our business, including the significant portion of assets that are collateral under these agreements; the accuracy of any appraisals of our assets as a result of the impact of COVID-19 or otherwise; our success in reducing operating expenses and capital expenditures and the impact of any such reductions; our guests’ election to take cash refunds in lieu of future cruise credits or the continuation of any trends relating to such election; trends in, or changes to, future bookings and our ability to take future reservations and receive deposits related thereto; the unavailability of ports of call; future increases in the price of, or major changes or reduction in, commercial airline services; adverse events impacting the security of travel, such as terrorist acts, armed conflict and threats thereof, acts of piracy, and other international events; adverse incidents involving cruise ships; adverse general economic and related factors, such as fluctuating or increasing levels of unemployment, underemployment and the volatility of fuel prices, declines in the securities and real estate markets, and perceptions of these conditions that decrease the level of disposable income of consumers or consumer confidence; any further impairment of our trademarks, trade names or goodwill; breaches in data security or other disturbances to our information technology and other networks or our actual or perceived failure to comply with requirements regarding data privacy and protection; changes in fuel prices and the type of fuel we are permitted to use and/or other cruise operating costs; mechanical malfunctions and repairs, delays in our shipbuilding program, maintenance and refurbishments and the consolidation of qualified shipyard facilities; the risks and increased costs associated with operating internationally; fluctuations in foreign currency exchange rates; overcapacity in key markets or globally; our expansion into and investments in new markets; our inability to obtain adequate insurance coverage; pending or threatened litigation, investigations and enforcement actions; volatility and disruptions in the global credit and financial markets, which may adversely affect our ability to borrow and could increase our counterparty credit risks, including those under our credit facilities, derivatives, contingent obligations, insurance contracts and new ship progress payment guarantees; our inability to recruit or retain qualified personnel or the loss of key personnel or employee relations issues; our reliance on third parties to provide hotel management services for certain ships and certain other services; our inability to keep pace with developments in technology; changes involving the tax and environmental regulatory regimes in which we operate; and other factors set forth under “Risk Factors” in our most recently filed Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 pandemic. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown. The above examples are not exhaustive and new risks emerge from time to time. Such forward-looking statements are based on our current beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we expect to operate in the future. These forward-looking statements speak only as of the date made. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based, except as required by law.

Investor Relations & Media Contact

Andrea DeMarco
(305) 468-2339
InvestorRelations@nclcorp.com

Jessica John
(786) 913-2902

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